CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Global Medium-Term Notes, Series A	$3,278,500	$380.96

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933

Pricing Supplement dated November 25, 2014
(To the Prospectus dated July 19, 2013 and the Prospectus Supplement dated July 19, 2013)
Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-190038
Barclays Bank PLC Trigger Autocallable Optimization Securities

$1,329,000 Securities linked to the capital stock of International Business Machines Corporation due November 29, 2019
$1,949,500 Securities linked to the common stock of Walgreen Co. due November 29, 2019
Investment Description
Trigger Autocallable Optimization Securities (the “Securities”) are unsecured and unsubordinated debt securities issued by Barclays Bank PLC (the “Issuer”) linked to the performance of the common stock or capital stock of a specific company (the “Underlying Equity”). The Issuer will automatically call the Securities if the closing price of the Underlying Equity on any Observation Date (quarterly, beginning after one year) is greater than or equal to the closing price of the Underlying Equity on the Trade Date (the “Initial Price”). If the Securities are automatically called, the Issuer will pay you a Call Price equal to the principal amount of your Securities plus a Call Return, and no further amounts will be owed to you under the Securities. The Call Return increases the longer the Securities are outstanding, based on the per annum Call Return Rate. If the Securities are not automatically called and the closing price of the Underlying Equity on the Final Valuation Date (the “Final Price”) is greater than or equal to the specified Trigger Price, the Issuer will pay you a cash payment at maturity equal to the principal amount of your Securities. However, if the Final Price is less than the Trigger Price, you will be exposed to the full decline in the Underlying Equity and the Issuer will repay less than the full principal amount of the Securities at maturity, if anything, resulting in a loss of principal that is proportionate to the negative Underlying Return. Investing in the Securities involves significant risks. You may lose some or all of your initial investment. The Trigger Price is observed relative to the Final Price only on the Final Valuation Date, and the contingent repayment of principal applies only if you hold the Securities to maturity. Generally, the higher the Call Return Rate on a Security, the greater the risk of loss on that Security. Your return potential on the Securities is limited to any Call Return paid on the Securities, and you will not participate in any appreciation of the Underlying Equity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party.  If Barclays Bank PLC were to default on its payment obligations, you might not receive any amounts owed to you under the Securities.
Features	Key Dates
❑ Automatic Call: The Issuer will automatically call the Securities if the closing price of the Underlying Equity on any Observation Date (quarterly, beginning after one year) is greater than or equal to the Initial Price. If the Securities are automatically called, the Issuer will pay you a Call Price equal to the principal amount of your Securities plus a Call Return, and no further amounts will be owed to you under the Securities. The Call Return increases the longer the Securities are outstanding, based on the per annum Call Return Rate.

❑ Contingent Repayment of Principal at Maturity: If the Securities are not automatically called and the Final Price is greater than or equal to the Trigger Price, the Issuer will pay you a cash payment at maturity equal to the principal amount of your Securities. However, if the Final Price is less than the Trigger Price, the Issuer will repay less than your principal amount, if anything, resulting in a loss of your initial investment that will be proportionate to the negative Underlying Return. The Trigger Price is observed relative to the Final Price only on the Final Valuation Date, and the contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC.
	Trade Date:	November 25, 2014
	Settlement Date:	November 28, 2014
	Observation Dates1:	Quarterly, beginning December 2, 2015
	Final Valuation Date1:	November 22, 2019
	Maturity Date1:	November 29, 2019
1          Subject to postponement in the event of a market disruption event as described under “Reference Assets — Equity Securities — Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” in the prospectus supplement.  Notwithstanding anything to the contrary in the accompanying prospectus supplement, the Final Valuation Date may be postponed by up to five scheduled trading days due to the occurrence or continuance of a market disruption event on such date.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE THE FULL DOWNSIDE MARKET RISK OF THE UNDERLYING EQUITY. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF BARCLAYS BANK PLC.  YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.
YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE PS-6 OF THIS PRICING SUPPLEMENT AND UNDER “RISK FACTORS” BEGINNING ON PAGE S-6 OF THE PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES.  THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.
Security Offerings
This pricing supplement relates to two separate Trigger Autocallable Optimization Securities we are offering. Each of the two Securities is linked to the common stock or capital stock of a different company, and each of the two Securities has its own Call Return Rate, Initial Price and Trigger Price, as specified in the table below. The Securities are offered at a minimum investment of 100 Securities at $10.00 per Security (representing a $1,000 investment), and integral multiples of $10.00 in excess thereof.
Underlying Equity	Call Return Rate	Initial Price	Trigger Price*	CUSIP/ ISIN
Capital stock of International Business Machines Corporation (IBM)	7.00% per annum	$161.76	$110.81, which is 68.50% of the Initial Price	06740D632 / US06740D6325
Common stock of Walgreen Co. (WAG)	8.00% per annum	$67.81	$53.23, which is 78.50% of the Initial Price	06740D624 / US06740D6242
* Rounded to two decimal places
See “Additional Information about Barclays Bank PLC and the Securities” on page PS-2 of this pricing supplement. The Securities will have the terms specified in the prospectus dated July 19, 2013, the prospectus supplement dated July 19, 2013 and this pricing supplement.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.
We may use this pricing supplement in the initial sale of the Securities. In addition, Barclays Capital Inc. or any other of our affiliates may use this pricing supplement in market resale transactions in any of the Securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.
The Securities constitute our unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.
	Initial Issue Price1		Underwriting Discount		Proceeds to Barclays Bank PLC
Offering of Securities	Total	Per Security	Total	Per Security	Total	Per Security
Securities linked to the capital stock of International Business Machines Corporation	$1,329,000.00	$10.00	$33,225.00	$0.25	$1,295,775.00	$9.75
Securities linked to the common stock of Walgreen Co.	$1,949,500.00	$10.00	$48,737.50	$0.25	$1,900,762.50	$9.75

1 Our estimated value of the Securities on the Trade Date, based on our internal pricing models, is $9.536 per Security for Securities linked to the capital stock of International Business Machines Corporation; and $9.507 per Security for Securities linked to the common stock of Walgreen Co. In respect of each offering, the estimated value is less than the initial issue price of the Securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page PS-2 of this pricing supplement.
UBS Financial Services Inc.	Barclays Capital Inc.

Additional Information about Barclays Bank PLC and the Securities
You should read this pricing supplement together with the prospectus dated July 19, 2013, as supplemented by the prospectus supplement dated July 19, 2013 relating to our Global Medium-Term Securities, Series A, of which these Securities are a part. This pricing supplement, together with the documents listed below, contains the terms of the Securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

If the terms discussed in this pricing supplement differ from those in the prospectus or prospectus supplement, the terms discussed herein will control.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Prospectus dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295636/d570220df3asr.htm

♦	Prospectus supplement dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295715/d570220d424b3.htm

Our SEC file number is 1-10257. References to “Barclays,” “Barclays Bank PLC,” “we,” “our” and “us” refer only to Barclays Bank PLC and not to its consolidated subsidiaries. In this document, “Securities” refers to the two different series of Trigger Autocallable Optimization Securities that are offered hereby, unless the context otherwise requires.

Additional Information Regarding Our Estimated Value of the Securities
Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the Trade Date is based on our internal funding rates. Our estimated value of the Securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the Securities on the Trade Date is less than the initial issue price of the Securities. The difference between the initial issue price of the Securities and our estimated value of the Securities results from several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Securities, the estimated cost that we may incur in hedging our obligations under the Securities, and estimated development and other costs that we may incur in connection with the Securities.

Our estimated value on the Trade Date is not a prediction of the price at which the Securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the Securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the Securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the Trade Date, the price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the Trade Date for a temporary period expected to be approximately eight months after the initial issue date of the Securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Securities and other costs in connection with the Securities that we will no longer expect to incur over the term of the Securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the Securities and any agreement we may have with the distributors of the Securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the Securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Key Risks” beginning on page PS-6 of this pricing supplement.

Investor Suitability

The Securities may be suitable for you if:

♦     You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦     You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the full downside market risk of an investment in the Underlying Equity.

♦     You believe the Underlying Equity is likely to close at or above the Initial Price on any one of the Observation Dates, and, if it does not, you can tolerate not receiving a positive return on the Securities.

♦     You believe the Final Price is not likely to be less than the Trigger Price and, if it is, you can tolerate a loss of all or a substantial portion of your investment.

♦     You understand and accept that you will not participate in any appreciation of the Underlying Equity, which may be significant, and that your return potential on the Securities is limited to any Call Return paid on the Securities.

♦     You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the Underlying Equity.

♦     You are willing and able to hold securities that will be called on the earliest Observation Date (quarterly, beginning after one year) on which the closing price of the Underlying Equity is greater than or equal to the Initial Price, and you are otherwise willing and able to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.

♦     You are willing to invest in the Securities based on the Trigger Price percentage specified on the cover of this pricing supplement.

♦     You do not seek current income from this investment, and you are willing to forgo any dividends paid on the Underlying Equity.

♦     You are willing to assume the credit risk of Barclays Bank PLC, as issuer of the Securities, for all payments under the Securities and understand that if Barclays Bank PLC were to default on its payment obligations, you might not receive any amounts due to you, including any repayment of principal.

The Securities may not be suitable for you if:

♦     You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦     You require an investment designed to provide a full return of principal at maturity, you cannot tolerate a loss of all or a substantial portion of your investment or you are not willing to make an investment that may have the full downside market risk of an investment in the Underlying Equity.

♦     You do not believe the Underlying Equity is likely to close at or above the Initial Price on any one of the Observation Dates, or you cannot tolerate not receiving a positive return on the Securities.

♦     You believe the Final Price is likely to be less than the Trigger Price, which could result in a total loss of your initial investment.

♦     You seek an investment that participates in the full appreciation in the price of the Underlying Equity and whose return is not limited to any Call Return paid on the Securities.

♦     You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the Underlying Equity.

♦     You are unable or unwilling to hold securities that will be called on the earliest Observation Date (quarterly, beginning after one year) on which the closing price of the Underlying Equity is greater than or equal to the Initial Price, or you are unable or unwilling to hold the Securities to maturity and seek an investment for which there will be an active secondary market.

♦     You are unwilling to invest in the Securities based on the Trigger Price percentage specified on the cover of this pricing supplement.

♦     You seek current income from your investment, or you prefer to receive any dividends paid on the Underlying Equity.

♦     You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

♦     You are not willing to assume the credit risk of Barclays Bank PLC, as issuer of the Securities, for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page PS-6 of this pricing supplement as well as the “Risk Factors” beginning on page S-6 of the prospectus supplement for risks related to an investment in the Securities.

Final Terms1
Issuer:	Barclays Bank PLC
Issue Price:	$10.00 per Security
Principal Amount:	$10.00 per Security (subject to minimum investment of 100 Securities)
Term:	Approximately five years, unless called earlier
Underlying Equity2:	The common stock or capital stock of a specific company, as set forth on the cover of this pricing supplement
Call Feature:
The Issuer will automatically call the Securities if the closing price of the Underlying Equity on any Observation Date (quarterly, beginning after one year) is greater than or equal to the Initial Price. If the Securities are automatically called, the Issuer will pay you a Call Price equal to the principal amount of your Securities plus a Call Return, and no further amounts will be owed to you under the Securities. The Call Return increases the longer the Securities are outstanding, based on the per annum Call Return Rate.

Observation Dates3:
The first Observation Date will occur on December 2, 2015; Observation Dates will occur quarterly thereafter as listed in the “Call Return/Call Return Rate” section below. The final Observation Date, November 22, 2019, is the “Final Valuation Date.”

Call Settlement Dates3:
Two (2) business days following the applicable Observation Date; provided that, if the Securities are automatically called on the Final Valuation Date, the related Call Settlement Date will be the Maturity Date.

Call Price:	The Call Price will be calculated based on the following formula: $10.00 + ($10.00 × Call Return)
Call Return/Call Return Rate:
The Call Price will be based upon the Call Return. The Call Return increases the longer the Securities are outstanding, based on the per annum Call Return Rate. The Call Return Rate is (i) 7.00% per annum for Securities linked to the capital stock of International Business Machines Corporation and (ii) 8.00% per annum for Securities linked to the common stock of Walgreen Co.

The table below sets forth the Observation Dates and Call Settlement Dates and the Call Return and Call Price for each Security that would be payable on the relevant Call Settlement date if the Securities are automatically called.  If the Securities are automatically called, no further amounts will be owed to you under the Securities.

		Securities linked to the capital stock of International Business Machines Corporation		Securities linked to the common stock of Walgreen Co.
Observation Date3	Call Settlement Date3	Call Return	Call Price	Call Return	Call Price
December 2, 2015	December 4, 2015	7.00%	$10.700	8.00%	$10.800
February 25, 2016	February 29, 2016	8.75%	$10.875	10.00%	$11.000
May 26, 2016	May 31, 2016	10.50%	$11.050	12.00%	$11.200
August 29, 2016	August 31, 2016	12.25%	$11.225	14.00%	$11.400
November 28, 2016	November 30, 2016	14.00%	$11.400	16.00%	$11.600
February 24, 2017	February 28, 2017	15.75%	$11.575	18.00%	$11.800
May 26, 2017	May 31, 2017	17.50%	$11.750	20.00%	$12.000
August 29, 2017	August 31, 2017	19.25%	$11.925	22.00%	$12.200
November 28, 2017	November 30, 2017	21.00%	$12.100	24.00%	$12.400
February 26, 2018	February 28, 2018	22.75%	$12.275	26.00%	$12.600
May 29, 2018	May 31, 2018	24.50%	$12.450	28.00%	$12.800
August 29, 2018	August 31, 2018	26.25%	$12.625	30.00%	$13.000
November 28, 2018	November 30, 2018	28.00%	$12.800	32.00%	$13.200
February 26, 2019	February 28, 2019	29.75%	$12.975	34.00%	$13.400
May 29, 2019	May 31, 2019	31.50%	$13.150	36.00%	$13.600
August 28, 2019	August 30, 2019	33.25%	$13.325	38.00%	$13.800
November 22, 2019	November 29, 2019	35.00%	$13.500	40.00%	$14.000
Payment at Maturity (per Security):
If the Securities are not automatically called and the Final Price is greater than or equal to the Trigger Price, the Issuer will pay you a cash payment on the Maturity Date equal to $10.00 per $10.00 principal amount Security.

If the Securities are not automatically called and the Final Price is less than the Trigger Price, the Issuer will pay you a cash payment on the Maturity Date per $10.00 principal amount Security that is less than your principal amount, if anything, resulting in a loss of principal that is proportionate to the negative Underlying Return; equal to:

$10.00 × (1 + Underlying Return)

Accordingly, you may lose all or a substantial portion of your principal at maturity, depending on how much the Underlying Equity declines.

Underlying Return:	Final Price – Initial Price Initial Price
Trigger Price:	A percentage of the Initial Price of the Underlying Equity, as specified on the cover of this pricing supplement
Initial Price:	The closing price of the Underlying Equity on the Trade Date, as specified on the cover of this pricing supplement
Final Price:	The closing price of the Underlying Equity on the Final Valuation Date
Calculation Agent:	Barclays Bank PLC
1	Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.
2
For a description of adjustments that may affect the Underlying Equity, see “Reference Assets — Equity Securities — Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the prospectus supplement.

3
Subject to postponement in the event of a market disruption event as described under “Reference Assets — Equity Securities — Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” in the prospectus supplement. Notwithstanding anything to the contrary in the accompanying prospectus supplement, the Final Valuation Date may be postponed by up to five scheduled trading days due to the occurrence or continuance of a market disruption event on such date.

Investment Timeline

Trade Date:	The closing price of the Underlying Equity (the Initial Price) is observed and the Trigger Price is determined.

Quarterly (beginning after one year):
The Issuer will automatically call the Securities if the closing price of the Underlying Equity on any Observation Date (quarterly, beginning after one year) is greater than or equal to the Initial Price. If the Securities are automatically called, the Issuer will pay you a Call Price equal to the principal amount of your Securities plus a Call Return, and no further amounts will be owed to you under the Securities. The Call Return increases the longer the Securities are outstanding, based on the per annum Call Return Rate.

Maturity Date:
The Final Price is determined as of the Final Valuation Date.

If the Securities are not automatically called and the Final Price is greater than or equal to the Trigger Price, the Issuer will pay you a cash payment on the Maturity Date equal to $10.00 per $10.00 principal amount Security.

If the Securities are not automatically called and the Final Price is less than the Trigger Price, the Issuer will pay you a cash payment on the Maturity Date per $10.00 principal amount Security that is less than your principal amount, if anything, resulting in a loss of principal that is proportionate to the negative Underlying Return; equal to:

$10.00 × (1 + Underlying Return)

Accordingly, you may lose all or a substantial portion of your principal at maturity, depending on how much the Underlying Equity declines.

Investing in the Securities involves significant risks. You may lose some or all of your initial investment. The Trigger Price is observed relative to the Final Price only on the Final Valuation Date, and the contingent repayment of principal applies only if you hold the Securities to maturity. Generally, the higher the Call Return Rate on a Security, the greater the risk of loss on that Security. Your return potential on the Securities is limited to any Call Return paid on the Securities, and you will not participate in any appreciation of the Underlying Equity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party.  If Barclays Bank PLC were to default on its payment obligations, you might not receive any amounts owed to you under the Securities.

Key Risks
An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing in the Underlying Equity. These risks are explained in more detail in the “Risk Factors” section of the accompanying prospectus supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

♦
You may lose some or all of your principal — The Securities differ from ordinary debt securities in that the Issuer will not necessarily pay the full principal amount of the Securities at maturity. If the Securities are not automatically called, the Issuer will pay you the principal amount of your Securities only if the Final Price is greater than or equal to the Trigger Price and will make such payment only at maturity. If the Securities are not automatically called and the Final Price is less than the Trigger Price, you will be exposed to the full decline in the Underlying Equity and the Issuer will repay less than the full principal amount of the Securities at maturity, if anything, resulting in a loss of principal that is proportionate to the negative Underlying Return. Accordingly, you may lose some or all of your principal.

♦
Contingent repayment of principal applies only at maturity — You should be willing to hold your Securities to maturity. The market value of the Securities may fluctuate between the date you purchase them and the Final Valuation Date. If you are able to sell your Securities prior to maturity in the secondary market, if any, you may have to sell them at a loss relative to your initial investment even if the price of the Underlying Equity is above the Trigger Price.

♦
Your return potential on the Securities is limited to any Call Return paid on the Securities, and you will not participate in any appreciation of the Underlying Equity — The return potential of the Securities is limited to the pre-specified per annum Call Return Rate, regardless of any appreciation of the Underlying Equity. In addition, because the Call Return increases the longer the Securities are outstanding, based on the per annum Call Return Rate, the Call Price payable on the first Observation Date is less than the Call Price payable for later Observation Dates. Further, if the Securities are automatically called pursuant to the automatic call feature, you will not receive any other payment in respect of any Observation Dates after the applicable Call Settlement Date. If the Securities are not automatically called, you may be subject to the decline in the price of the Underlying Equity even though you cannot participate in any of the Underlying Equity’s appreciation. As a result, the return on an investment in the Securities could be less than the return on a direct investment in the Underlying Equity. Because the Securities could be called as early as the first Observation Date, the total return on the Securities could be minimal.

♦
Reinvestment risk — If your Securities are automatically called early, the holding period over which you would receive the per annum Call Return Rate could be as short as one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities in a comparable investment with a similar level of risk in the event the Securities are automatically called prior to the Maturity Date.

♦
Higher Call Return Rates are generally associated with a greater risk of loss — Greater expected volatility with respect to the Underlying Equity reflects a higher expectation as of the Trade Date that the price of the Underlying Equity could close below the Trigger Price on the Final Valuation Date. This greater expected risk will generally be reflected in a higher Call Return Rate for that Security. However, while the Call Return Rate is a fixed percentage, the Underlying Equity’s volatility may change significantly over the term of the Securities. The price of the Underlying Equity could fall sharply, which could result in a significant loss of principal.

♦
No interest payments — The Issuer will not make periodic interest payments on the Securities, and the return on the Securities is determined by the performance of the Underlying Equity from the Trade Date to the applicable Observation Date, including the Final Valuation Date.

♦
Credit of Issuer — The Securities are unsecured and unsubordinated debt obligations of the Issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party.  Any payment to be made on the Securities, including any repayment of principal, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party.  As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the Securities.

♦
Single equity risk — The price of the Underlying Equity can rise or fall sharply due to factors specific to the Underlying Equity and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically with the SEC by the issuer of the Underlying Equity.

♦
Owning the Securities is not the same as owning the Underlying Equity — The return on your Securities may not reflect the return you would realize if you actually owned the Underlying Equity. For instance, as a holder of the Securities, you will not have voting rights, rights to receive cash dividends or other distributions or any other rights that holders of the Underlying Equity would have. Further, you will not participate in any appreciation of the Underlying Equity, which could be significant even though you may be exposed to any decline of the Underlying Equity at maturity.

♦
Dealer incentives — We, the Agents and affiliates of the Agents act in various capacities with respect to the Securities. The Agents and various affiliates may act as a principal, agent or dealer in connection with the Securities. Such Agents, including the sales representatives of UBS Financial Services Inc., will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay compensation as specified on the cover of this pricing supplement to the Agents in connection with the distribution of the Securities, and such compensation may be passed on to affiliates of the Agents or other third party distributors.

♦
There may be little or no secondary market for the Securities — The Securities will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the Securities but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Securities. The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.

♦
Potential conflicts — We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as Calculation Agent and hedging our obligations under the Securities. In performing these duties, the economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities.

♦
Potentially inconsistent research, opinions or recommendations by Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates — Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates and agents may publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates or agents may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the Securities and the Underlying Equity.

♦
No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the price of the Underlying Equity will rise or fall. There can be no assurance that the Underlying Equity price will not close below the Trigger Price on the Final Valuation Date. The price of the Underlying Equity will be influenced by complex and interrelated political, economic, financial and other factors that affect the Underlying Equity. You should be willing to accept the downside risks of owning equities in general and the Underlying Equity in particular, and the risk of losing some or all of your initial investment.

♦
Potential Barclays Bank PLC impact on the market price of the Underlying Equity — Trading or transactions by Barclays Bank PLC or its affiliates in the Underlying Equity and/or over-the-counter options, futures or other instruments with returns linked to the performance of the Underlying Equity may adversely affect the market price of the Underlying Equity and, therefore, the market value of the Securities.

♦
Antidilution adjustments — For certain corporate events affecting the Underlying Equity, the Calculation Agent may make adjustments to the Initial Price and Trigger Price of the Underlying Equity and the amount payable on the Securities. However, the Calculation Agent will not make such adjustments in response to all events that could affect the Underlying Equity. If an event occurs that does not require the Calculation Agent to make such adjustments, the value of the Securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made in the sole discretion of the Calculation Agent, which will be binding on you absent manifest error. The Calculation Agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in this pricing supplement or the prospectus supplement as necessary to achieve an equitable result.

♦
In some circumstances, the payment you receive on the Securities may be based on the shares of another company and not the Underlying Equity — Following certain corporate events relating to the issuer of the Underlying Equity where the issuer is not the surviving entity, your return on the Securities paid by the Issuer may be based on the shares of a successor to the Underlying Equity issuer or any cash or any other assets distributed to holders of the Underlying Equity in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Securities. For more information, see “Reference Assets — Equity Securities — Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the prospectus supplement.

♦
Many economic and market factors will impact the value of the Securities — In addition to the price of the Underlying Equity on any day, the value of the Securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

♦	the expected volatility of the Underlying Equity;

♦	the time to maturity of the Securities;

♦	the dividend rate on the Underlying Equity;

♦	interest and yield rates in the market generally;

♦	supply and demand for the Securities;

♦	a variety of economic, financial, political, regulatory and judicial events; and

♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

♦
The estimated value of your Securities is lower than the initial issue price of your Securities — The estimated value of your Securities on the Trade Date is lower than the initial issue price of your Securities. The difference between the initial issue price of your Securities and the estimated value of the Securities is a result of certain factors, such as any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Securities, the estimated cost that we may incur in hedging our obligations under the Securities, and estimated development and other costs that we may incur in connection with the Securities.

♦
The estimated value of your Securities might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market — The estimated value of your Securities on the Trade Date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced above might be lower if such estimated value were based on the levels at which our benchmark debt securities trade in the secondary market. Also, this difference in funding rate as well as certain factors, such as sales commissions, selling concessions, estimated costs and profits mentioned below, reduces the economic terms of the Securities to you.

♦
The estimated value of the Securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions — The estimated value of your Securities on the Trade Date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Securities may not be consistent with those of other financial institutions that may be purchasers or sellers of Securities in the secondary market. As a result, the secondary market price of your Securities may be materially different from the estimated value of the Securities determined by reference to our internal pricing models.

♦
The estimated value of your Securities is not a prediction of the prices at which you may sell your Securities in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your Securities and may be lower than the estimated value of your Securities — The estimated value of the Securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Securities. Further, as secondary market prices of your Securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the Securities such as fees, commissions, discounts, and the costs of hedging our obligations under the Securities, secondary market prices of your Securities will likely be lower than the initial issue price of your Securities. As a result, the price, at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your Securities, and any sale prior to the Maturity Date could result in a substantial loss to you.

♦
The temporary price at which we may initially buy the Securities in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your Securities — Assuming that all relevant factors remain constant after the Trade Date, the price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market (if Barclays Capital Inc. makes a market in the Securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the Securities on the Trade Date, as well as the secondary market value of the Securities, for a temporary period after the initial issue date of the Securities. The price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your Securities. Please see “Additional Information Regarding Our Estimated Value of the Securities” on page PS-2 for further information.

♦
We and our affiliates may engage in various activities or make determinations that could materially affect your Securities in various ways and create conflicts of interest — We and our affiliates establish the offering price of the Securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation. Additionally, the role played by Barclays Capital Inc., as a dealer in the Securities, could present it with significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the Securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the Securities and such compensation or financial benefit may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Furthermore, we and our affiliates make markets in and trade various financial instruments or products for their own accounts and for the account of their clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, instruments or assets that may serve as the underliers, basket underliers or constituents of the underliers of the Securities. Such market making, trading activities, other investment banking and financial services may negatively impact the value of the Securities. Furthermore, in any such market making, trading activities, and other services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the Securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the Securities into account in conducting these activities.

♦
The U.S. federal income tax consequences of an investment in the Securities are uncertain — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”).  Consequently, significant aspects of the tax treatment of the Securities are uncertain, and the IRS or a court might not agree with the treatment of the Securities as prepaid forward contracts.  If the IRS were successful in asserting an alternative treatment for the Securities, the tax consequences of the ownership and disposition of the Securities could be materially and adversely affected.  In addition, as described below under “What Are the Tax Consequences of an Investment in the Securities?,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect.  You should review carefully the sections of the accompanying prospectus supplement entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Hypothetical Examples
The examples below illustrate the payment upon a call or at maturity for a $10.00 principal amount Security on a hypothetical offering of the Securities under various scenarios, with the assumptions as set forth below.* We cannot predict the closing price of the Underlying Equity on any day during the term of the Securities, including on any Observation Date. You should not take these examples as an indication or assurance of the expected performance of the Securities. Numbers in the examples below have been rounded for ease of analysis. The examples below do not take into account any tax consequences from investing in the Securities.

Principal Amount:	$10.00
Term:	Approximately five years (unless called earlier)
Hypothetical Call Return Rate:	6.00% per annum (or 1.50% per quarter)
Hypothetical Initial Price:	$100.00
Hypothetical Trigger Price:	$80.00 (which is 80% of the hypothetical Initial Price)
Observation Dates:	Observation Dates will occur quarterly, beginning after one year, as set forth under “Final Terms” in this pricing supplement.

*
Terms used for purposes of these hypothetical examples may not represent the actual Call Return Rate per annum, Initial Price or Trigger Price applicable to the Securities. The actual Call Return Rate, Initial Price and Trigger Price applicable to each Security offering are set forth on the cover of this pricing supplement.

The examples below are purely hypothetical and are not based on any specific offering of Securities linked to any specific Underlying Equity. These examples are intended to illustrate (a) under what circumstances the Securities will be subject to an automatic call, (b) how the Call Return increases the longer the Securities are outstanding, based on the per annum Call Return Rate, (c) how the value of the payment at maturity on the Securities will depend on whether the Final Price is less than the Trigger Price and (d) how the total return on the Securities may be less than the total return on a direct investment in the applicable Underlying Equity in certain scenarios.  The “total return” as used in this pricing supplement is the number, expressed as a percentage, that results from comparing the total payments per $10.00 principal amount Security over the term of the Securities to the $10.00 initial issue price.

Example 1 — Securities Are Automatically Called on the First Observation Date

Date	Closing Price	Payment (per Security)
First Observation Date	$110.00	Closing price of Underlying Equity at or above Initial Price; Securities are automatically called; Issuer pays Call Price
Call Price (per $10.00 Security):		$10.60
Total Return:		6.00%

Because the closing price of the Underlying Equity is greater than or equal to the Initial Price on the first Observation Date (which is approximately one year after the Trade Date), the Securities are automatically called on that Observation Date. The Issuer will pay you on the Call Settlement Date a Call Price of $10.60 per $10.00 principal amount Security for a 6.00% total return on the Securities. No further amounts will be owed to you under the Securities.

Example 2 — Securities Are Automatically Called on the Final Valuation Date

Date	Closing Price	Payment (per Security)
First Observation Date	$85.00	Closing price of Underlying Equity below Initial Price; Securities NOT automatically called
Second Observation Date	$75.00	Closing price of Underlying Equity below Initial Price; Securities NOT automatically called
Third Observation Date	$80.00	Closing price of Underlying Equity below Initial Price; Securities NOT automatically called
Fourth to Sixteenth Observation Dates	Various (below Initial Price)	Closing price of Underlying Equity below Initial Price; Securities NOT automatically called
Seventeenth Observation Date (the Final Valuation Date)	$110.00	Closing price of Underlying Equity at or above Initial Price; Securities are automatically called; Issuer pays Call Price
Call Price (per $10.00 Security):		$13.00
Total Return:		30.00%

Because the closing price of the Underlying Equity is greater than or equal to the Initial Price on the Final Valuation Date, the Securities are automatically called on the Final Valuation Date. The Issuer will pay you on the Maturity Date a Call Price of $13.00 per $10.00 principal amount Security for a 30.00% total return on the Securities.

Example 3 — Securities Are NOT Automatically Called and the Final Price Is Above the Trigger Price

Date	Closing Price	Payment (per Security)
First Observation Date	$90.00	Closing price of Underlying Equity below Initial Price; Securities NOT automatically called
Second Observation Date	$60.00	Closing price of Underlying Equity below Initial Price; Securities NOT automatically called
Third Observation Date	$55.00	Closing price of Underlying Equity below Initial Price; Securities NOT automatically called
Fourth to Sixteenth Observation Dates	Various (below Initial Price)	Closing price of Underlying Equity below Initial Price; Securities NOT automatically called
Seventeenth Observation Date (the Final Valuation Date)	$85.00	Closing price of Underlying Equity below Initial Price; Securities NOT automatically called. Final Price above Trigger Price; Issuer repays principal on Maturity Date.
Payment at Maturity (per $10.00 Security):		$10.00
Total Return:		0.00%

Because the closing price of the Underlying Equity was less than the Initial Price on each Observation Date, the Securities are not automatically called. Because the Final Price is greater than or equal to the Trigger Price, the Issuer will pay you on the Maturity Date $10.00 per $10.00 principal amount Security, which is equal to your principal amount, for a 0.00% total return on the Securities.

Example 4 — Securities Are NOT Automatically Called and the Final Price Is Below the Trigger Price

Date	Closing Price	Payment (per Security)
First Observation Date	$60.00	Closing price of Underlying Equity below Initial Price; Securities NOT automatically called
Second Observation Date	$65.00	Closing price of Underlying Equity below Initial Price; Securities NOT automatically called
Third Observation Date	$60.00	Closing price of Underlying Equity below Initial Price; Securities NOT automatically called
Fourth to Sixteenth Observation Dates	Various (below Initial Price)	Closing price of Underlying Equity below Initial Price; Securities NOT automatically called
Seventeenth Observation Date (the Final Valuation Date)	$45.00
Closing price of Underlying Equity below Initial Price; Securities NOT automatically called. Closing price of Underlying Equity below Trigger Price; Issuer will repay less than the principal amount resulting in a loss proportionate to the decline of the Underlying Equity.

Payment at Maturity (per $10.00 Security):		$4.50
Total Return:		-55.00%

Because the closing price of the Underlying Equity was less than the Initial Price on each Observation Date, the Securities are not automatically called. Because the Final Price is less than the Trigger Price on the Final Valuation Date, at maturity, the Issuer will pay you a total of $4.50 per $10.00 principal amount, for a -55.00% total return on the Securities, calculated as follows:

$10.00 × (1 + Underlying Return) = $10.00 × (1 + -55.00%) = $4.50

What Are the Tax Consequences of an Investment in the Securities?
You should review carefully the sections entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders,” in the accompanying prospectus supplement.  The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Securities.  The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the Securities for U.S. federal income tax purposes as prepaid forward contracts with respect to the Underlying Equity.  Assuming this treatment is respected, upon a sale or exchange of your Securities (including redemption upon an automatic call or at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the Securities, which should equal the amount you paid to acquire your Securities.  This gain or loss should be long-term capital gain or loss if you hold your Securities for more than a year, whether or not you are an initial purchaser of Securities at the original issue price.  However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the Securities could be materially and adversely affected.  In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect.  You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. holders should note that recently proposed Treasury regulations could impose a 30% (or lower treaty rate) withholding tax on amounts paid or deemed paid after December 31, 2015 that are treated as attributable to U.S.-source dividends on equities underlying financial instruments such as the Securities. While it is not clear whether or in what form these regulations will be finalized, under recent Treasury guidance, these regulations would not apply to the Securities. Non-U.S. holders should consult their tax advisors regarding the potential application of these proposed regulations.

Information about the Underlying Equities
Included in the following pages is a brief description of the issuers of each of the Underlying Equities. This information has been obtained from publicly available sources. Also set forth below is a table that provides the quarterly high and low closing prices for each Underlying Equity. We obtained the closing price information set forth below from Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical prices of the Underlying Equity as an indication of future performance.

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets — Equity Securities — Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Securities Exchange Act of 1934, as amended, are required to file financial and other information specified by the SEC periodically. Such information can be reviewed electronically through a website maintained by the SEC at http://www.sec.gov. Information filed with the SEC by the issuer of the Underlying Equity can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We have not independently verified any of the information herein obtained from outside sources.

International Business Machines Corporation
According to publicly available information, International Business Machines Corporation (the “Company”) is an information technology company that provides consulting, delivery and implementation services, enterprise software, systems and financing.

Information filed by the Company with the SEC can be located by reference to its SEC file number: 001-02360. The Company’s capital stock is listed on the New York Stock Exchange under the ticker symbol “IBM.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the Underlying Equity, based on daily closing prices on the New York Stock Exchange, as reported by Bloomberg. The closing price of the Underlying Equity on November 25, 2014 was $161.76. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy. The historical performance of the Underlying Equity should not be taken as an indication of the future performance of the Underlying Equity during the term of the Securities.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/1/2008	3/31/2008	$119.06	$97.50	$115.14
4/1/2008	6/30/2008	$129.71	$114.81	$118.53
7/1/2008	9/30/2008	$130.00	$111.47	$116.96
10/1/2008	12/31/2008	$110.13	$71.74	$84.16
1/1/2009	3/31/2009	$98.78	$81.98	$96.89
4/1/2009	6/30/2009	$109.40	$97.61	$104.42
7/1/2009	9/30/2009	$122.11	$100.19	$119.61
10/1/2009	12/31/2009	$132.57	$117.90	$130.90
1/1/2010	3/31/2010	$134.14	$121.88	$128.25
4/1/2010	6/30/2010	$132.68	$122.10	$123.48
7/1/2010	9/30/2010	$135.48	$121.86	$134.14
10/1/2010	12/31/2010	$146.92	$135.25	$146.76
1/1/2011	3/31/2011	$166.05	$147.05	$163.07
4/1/2011	6/30/2011	$172.87	$162.33	$171.55
7/1/2011	9/30/2011	$185.21	$157.54	$175.03
10/1/2011	12/31/2011	$194.56	$173.29	$183.88
1/1/2012	3/31/2012	$208.65	$179.16	$208.65
4/1/2012	6/30/2012	$209.50	$188.54	$195.58
7/1/2012	9/30/2012	$207.45	$183.09	$207.45
10/1/2012	12/31/2012	$211.00	$185.51	$191.55
1/1/2013	3/31/2013	$215.80	$192.32	$213.30
4/1/2013	6/30/2013	$214.36	$187.83	$191.11
7/1/2013	9/30/2013	$197.99	$182.16	$185.18
10/1/2013	12/31/2013	$187.57	$172.80	$187.57
1/1/2014	3/31/2014	$195.04	$172.84	$192.49
4/1/2014	6/30/2014	$197.77	$180.37	$181.27
7/1/2014	9/30/2014	$195.78	$184.30	$189.83
10/1/2014	11/25/2014*	$189.36	$160.64	$161.76
*      Information for the fourth calendar quarter of 2014 includes data for the period from October 1, 2014 through November 25, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2014.

The graph below illustrates the performance of the Underlying Equity from January 2, 2004 to November 25, 2014. The dotted line represents the Trigger Price of $110.81, which is equal to 68.50% of the Initial Price.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

The graph set forth above shows the historical performance of the Underlying Equity based on the daily closing price of the Underlying Equity. We obtained the closing prices above from Bloomberg. We have not independently verified any of the information obtained from Bloomberg. Historical performance of the Underlying Equity is not an indication of future performance. Future performance of the Underlying Equity may differ significantly from historical performance, either positively or negatively. We cannot give you assurance that the performance of the Underlying Equity will result in the return of any of your initial investment.

Walgreen Co.
According to publicly available information, Walgreen Co. (the “Company”) operates a drugstore chain in the United States that provides customers with consumer goods and services, pharmacy, and health and wellness services.

Information filed by the Company with the SEC can be located by reference to its SEC file number: 001-00604. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “WAG.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the Underlying Equity, based on daily closing prices on the New York Stock Exchange, as reported by Bloomberg. The closing price of the Underlying Equity on November 25, 2014 was $67.81. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy. The historical performance of the Underlying Equity should not be taken as an indication of the future performance of the Underlying Equity during the term of the Securities.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/1/2008	3/31/2008	$38.61	$33.01	$38.09
4/1/2008	6/30/2008	$38.93	$32.51	$32.51
7/1/2008	9/30/2008	$37.27	$30.96	$30.96
10/1/2008	12/31/2008	$29.74	$21.40	$24.67
1/1/2009	3/31/2009	$28.16	$21.50	$25.96
4/1/2009	6/30/2009	$31.72	$26.50	$29.40
7/1/2009	9/30/2009	$37.47	$28.70	$37.47
10/1/2009	12/31/2009	$40.37	$36.61	$36.72
1/1/2010	3/31/2010	$37.49	$33.29	$37.09
4/1/2010	6/30/2010	$37.83	$26.49	$26.70
7/1/2010	9/30/2010	$33.81	$26.36	$33.50
10/1/2010	12/31/2010	$39.48	$33.11	$38.96
1/1/2011	3/31/2011	$43.34	$39.21	$40.14
4/1/2011	6/30/2011	$45.18	$40.83	$42.46
7/1/2011	9/30/2011	$44.14	$32.53	$32.89
10/1/2011	12/31/2011	$35.34	$30.74	$33.06
1/1/2012	3/31/2012	$34.80	$32.63	$33.49
4/1/2012	6/30/2012	$35.93	$28.99	$29.58
7/1/2012	9/30/2012	$36.60	$29.61	$36.44
10/1/2012	12/31/2012	$37.55	$32.16	$37.01
1/1/2013	3/31/2013	$47.68	$37.18	$47.68
4/1/2013	6/30/2013	$50.90	$44.20	$44.20
7/1/2013	9/30/2013	$56.23	$44.12	$53.80
10/1/2013	12/31/2013	$60.59	$54.86	$57.44
1/1/2014	3/31/2014	$69.09	$55.57	$66.03
4/1/2014	6/30/2014	$76.08	$63.40	$74.13
7/1/2014	9/30/2014	$73.98	$59.21	$59.27
10/1/2014	11/25/2014*	$68.06	$59.76	$67.81
*      Information for the fourth calendar quarter of 2014 includes data for the period from October 1, 2014 through November 25, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2014.

The graph below illustrates the performance of the Underlying Equity from January 2, 2004 to November 25, 2014. The dotted line represents the Trigger Price of $53.23, which is equal to 78.50% of the Initial Price.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

The graph set forth above shows the historical performance of the Underlying Equity based on the daily closing price of the Underlying Equity. We obtained the closing prices above from Bloomberg. We have not independently verified any of the information obtained from Bloomberg. Historical performance of the Underlying Equity is not an indication of future performance. Future performance of the Underlying Equity may differ significantly from historical performance, either positively or negatively. We cannot give you assurance that the performance of the Underlying Equity will result in the return of any of your initial investment.

Supplemental Plan of Distribution
We have agreed to sell to Barclays Capital Inc. and UBS Financial Services Inc., together the “Agents,” and the Agents have agreed to purchase, all of the Securities at the initial issue price less the underwriting discount indicated on the cover of this pricing supplement. UBS Financial Services Inc. may allow a concession not in excess of the underwriting discount set forth on the cover of this pricing supplement to its affiliates.

We or our affiliates have entered or will enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities and the Agents and/or an affiliate may earn additional income as a result of payments pursuant to the swap, or related hedge transactions.

We have agreed to indemnify the Agents against liabilities, including certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Agents may be required to make relating to these liabilities as described in the prospectus and the prospectus supplement. We have agreed that UBS Financial Services Inc. may sell all or a part of the Securities that it purchases from us to its affiliates at the price that is indicated on the cover of this pricing supplement.

Validity of the Securities
In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to Barclays Bank PLC, when the Securities offered by this pricing supplement have been executed and issued by Barclays Bank PLC and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such Securities will be valid and binding obligations of Barclays Bank PLC, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by English law, Davis Polk & Wardwell LLP has relied, with Barclays Bank PLC’s permission, on the opinion of Davis Polk & Wardwell London LLP, dated as of June 20, 2014, filed as an exhibit to a report on Form 6-K by Barclays Bank PLC on June 20, 2014, and this opinion is subject to the same assumptions, qualifications and limitations as set forth in such opinion of Davis Polk & Wardwell London LLP. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the Securities and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of Davis Polk & Wardwell LLP, dated June 20, 2014, which has been filed as an exhibit to the report on Form 6-K referred to above.